AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 2015.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BARREL ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

1311
(Primary Standard Industrial Classification Code Number) (IRS Employer Identification No. 47-1963189)

14890 66a Ave. Surrey, B.C. V3S 9Y6, Canada (604) 375-6005
(Address and telephone number of registrant's principal executive offices)

Frederick C. Bauman, Esq. Bauman & Associates Law Firm 6440 Sky Pointe Dr., Ste 140-149 Las Vegas, NV 89131 (702) 533-8372
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum offering price per share (2)	Proposed Maximum aggregate offering price	Amount fee (1)

Common Stock	8,000,000	$0.025	$200,000	$23.24

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

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BARREL ENERGY INC.

8,000,000 SHARES OF COMMON STOCK

$0.025 per share

NO MINIMUM

This is the initial offering of Common stock of Barrel Energy Inc. and no public market exists for the securities being offered. Barrel Energy Inc. is offering for sale a total of 8,000,000 shares of its Common Stock on a "self-underwritten", best effort basis. The shares will be offered at a fixed price of $.025 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

There is no minimum number of shares required to be purchased. This offering is on a best effort basis, meaning, no minimum number of shares must be sold. See "Use of Proceeds" and "Plan of Distribution".

Barrel Energy Inc. is a development stage, start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Barrel Energy Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Our independent registered accountants’ audit report stated that we have had significant operating losses, a working capital deficiency and that we are in need for a new capital raise, which raise substantial doubt about our ability to continue as a going concern.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROCEEDS

	Offering Price Per Share	Total Amount of Offering	Underwriting Commissions	Proceeds To Us

Common Stock	$0.025	$200,000	$0	$200,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, _____ 2015

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BARREL ENERGY INC.

14890 66a Ave.

Surrey, B.C. V3S 9Y6, Canada

 SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and "Barrel" are to Barrel Energy Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Barrel Energy Inc. was incorporated in the State of Nevada on January 27, 2014. Barrel Energy Inc. is an oil and gas company with a focus on assets located in North America. Currently the company holds oil & gas leases in Alberta, Canada and its strategy is to exploit high impact and development oil plays and liquids-rich deep basin gas plays through the development of its asset base. The company currently holds interest in 2560 acres of oil & gas leases known as the Bison Property. Our near term business strategy is to conduct exploration activities on the Bison Property.

We are a development stage company and have not yet generated any revenues. Our limited start-up operations have consisted of the formation of our business plan and acquisition of our oil and gas leases. Currently our President devotes approximately 20 hours a week to the company. We will require the funds from this offering in order to implement our business plan as discussed in the "Plan of Operation" section of this prospectus. We have been issued a "substantial doubt" going concern opinion from our auditors and our assets at September 30, 2014 consisted of $55,542.

Our administrative office of the company is currently located at the premises of our President, Gurminder Sangha, which he provides to us on a rent free basis at 14890 66a Ave., Surrey, B.C. V3S 9Y6, Canada. We plan to use these offices until we require larger space. Our fiscal year end is September 30.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:	8,000,000 shares of common stock, par value $.001.

Offering Price per Share:	$.025

Offering Period:

The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Net Proceeds to Our Company:	$200,000

Use of Proceeds:	We intend to use the proceeds for exploration of the Bison leases.

Number of Shares Outstanding Before the Offering:	10,000,000 shares

Number of Shares Outstanding After the Offering:	8,000,000 shares if all shares are sold.

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

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Selected Financial Data

The Following financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

BALANCE SHEET

As of September 30, 2014

Total Assets	$55,542

Total Liabilities	$68,299

Stockholders Equity (deficit)	$(12,757)

INCOME STATEMENT

Period from January 27, 2014 To September 30, 2014

Revenue	$-0-

Total Expenses	$(20,208)

Total other expenses	$(1,933)

Net Loss	$(22,141)

Foreign currency translation adjustment	$395

Comprehensive (loss)	$21,746

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RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY

THERE CAN BE NO ASSURANCE THAT WE WILL DISCOVER OIL OR NATURAL GAS IN ANY COMMERCIAL QUANTITY ON OUR PROPERTIES.

Exploration for economic reserves of oil and natural gas is subject to a number of risks. There is competition for the acquisition of available oil and natural gas properties. Few properties that are explored are ultimately developed into producing oil and/or natural gas wells. If we cannot discover oil or natural gas in any commercial quantity thereon, our business will fail.

WE DO NOT HAVE ANY PROVEN RESERVES OF OIL OR GAS.

We do not have any proven reserves of oil or gas. There are no reserves that may be relied upon for any purpose. Accordingly, you may not reasonably assume that the Company has any reserves on its  leases.

EVEN IF WE ARE ABLE TO ENGAGE IN EXPLORATION ON OUR PROPERTY AND ESTABLISH THAT IT CONTAINS OIL OR NATURAL GAS IN COMMERCIALLY EXPLOITABLE QUANTITIES, THE POTENTIAL PROFITABILITY OF OIL AND NATURAL GAS VENTURES DEPENDS UPON FACTORS BEYOND THE CONTROL OF OUR COMPANY.

The potential profitability of oil and natural gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and natural gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls or any combination of these and other factors, and respond to changes in domestic, international, political, social and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. In addition, adverse weather conditions can hinder drilling operations. These changes and events may materially affect our future financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital. Also even with a productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or natural gas from the well. Production from any well may be unmarketable if it is impregnated with water or other deleterious substances. Also, the marketability of oil and natural gas which may be acquired or discovered will be affected by numerous related factors, including the proximity and capacity of oil and natural gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production, environmental protection, and quality of natural gas produced all of which could result in greater expenses than revenue generated by the well.

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THE MARKETABILITY OF NATURAL RESOURCES WILL BE AFFECTED BY NUMEROUS FACTORS BEYOND OUR CONTROL WHICH MAY RESULT IN US NOT RECEIVING AN ADEQUATE RETURN ON INVESTED CAPITAL TO BE PROFITABLE OR VIABLE.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and natural gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and natural gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

OIL AND NATURAL GAS OPERATIONS ARE SUBJECT TO COMPREHENSIVE REGULATION WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED CAUSING AN ADVERSE EFFECT ON OUR COMPANY.

Oil and natural gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and natural gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages. To date, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

EXPLORATORY DRILLING INVOLVES MANY RISKS AND WE MAY BECOME LIABLE FOR RECLAMATION OR OTHER LIABILITIES WHICH MAY HAVE AN ADVERSE EFFECT ON OUR FINANCIAL POSITION.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour natural gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot economically insure.

EXPLORATION AND PRODUCTION ACTIVITIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL REGULATIONS WHICH MAY PREVENT OR DELAY THE COMMENCEMENT OR CONTINUATION OF OUR OPERATIONS.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuation of a given operation. Specifically, we may be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

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OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION

Our independent registered accountants’ audit report stated that we have had significant operating losses, a working capital deficiency and that we are in need for a new capital raise, which raise substantial doubt about our ability to continue as a going concern. If Management is unable to address these uncertainties in a successful manner, we could go out of business, with the result that you would lose your investment.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on January 27, 2014; we have not yet commenced our exploration activities on our Bison oil and gas leases; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS BEYOND OUR OIL AND GAS LEASES AND ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL AT LEAST HALF OF THE SHARES IN THIS OFFERING AND RECEIVE AT LEAST HALF OF THE MAXIMUM PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash paid by our founders for the acquisition of their shares as well as loans from Mr. Sangha. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

THE LOSS OF THE SERVICES OF GURMINDER SANGHA COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR PRODUCTS, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon our President, Gurminder Sangha. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

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THE SARBANES-OXLEY ACT IMPOSES SUBSTANTIAL BURDENS UPON THE COMPANY WITHOUT PROVIDING CORRESPONDING BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker- dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING AT LEAST 50% OF THE SHARES AND RECEIVING $100,000 IN THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that he will be able to sell any of the shares.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. As of the date of this filing, there have been no discussions or understandings between Barrel or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.025 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $0.0096 per share, $0.0154 less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT. THERE IS NO GUARANTEE THAT ALL OF THE FUNDS USED AS OUTLINED IN THE USE OF PROCEEDS TABLE WILL BE EFFECTIVE FOR DEVELOPMENT OF OUR BUSINESS DESCRIBED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. The failure of funds used to effectively grow our business could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTORS AND OFFICERS WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our management will own 55.55% of our common stock. In the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will be even higher. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

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FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE; WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

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*	trends affecting the Company's financial condition, results of operations or future prospects

*	the Company's business and growth strategies

*	the factors that we expect to contribute to our success and our ability to be successful in the future

*	our business model and strategy for realizing positive sales results

*	competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;

*	expenses

*	our expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results

*	the impact of new accounting pronouncements on our financial statements

*	that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months

*	our market risk exposure and efforts to minimize risk

*	our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

*	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

*	expectations, plans, beliefs, hopes or intentions regarding the future.

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Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

*	the Company's inability to raise additional funds to support operations and capital expenditures

*	the Company's inability to effectively manage its growth

*	the Company's inability to achieve greater and broader market acceptance in existing and new market segments

*	the Company's inability to successfully compete against existing and future competitors

*	the economic downturn and its effect on consumer spending

*

the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period

*

the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters

*	the effects of oil and gas market price declines on our cost of operations and our revenues

*

financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry and other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

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USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $200,000. We expect to disburse the proceeds from this offering in the priority set forth below. The following table shows the intended use of proceeds assuming that 25%, 50%, 75% and 100%, respectively, of the Offering is sold. In the event that only 25% is sold, the proceeds will be spent entirely on offering expense, SEC reporting and compliance and Phase 1 of the Exploration Program.

	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Description	Fees	Fees	Fees	Fees
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Offering Expenses	$14,500	$14,500	$14,500	$14,500
Exploration Expenses	$25,500	$75,500	$125,500	$175,500
Total	$50,000	$100,000	$150,000	$200,000

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2014, the net tangible book value of our shares was $(20,928) or approximately $(0.0021) per share, based upon 10,000,000 shares outstanding.

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Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $200,000 net of the estimated $14,500 offering costs, the net tangible book value of the 18,000,000 shares to be outstanding will be $172,743, or approximately $0.0096 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (10,000,000 shares) will be increased by $0.0109 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.025 per Share) of $0.0154 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.0096 per share, reflecting an immediate reduction in the $0.025 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 55.55% of the total number of shares then outstanding, for which they will have made a cash investment of $10,000, or $0.001 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 45.45% of the total number of shares then outstanding, for which they will have made a cash investment of $200,000, or $0.025 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to December 31, 2014. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100%, respectively, of the primary Offering by the Company is sold.

	25%	50%	75%	100%
Price Paid per Share by Existing Shareholders	$.001	$.001	$.001	$.001
Public Offering Price per Share	$.025	$.025	$.025	$.025
Net Tangible Book Value Prior to this Offering	$(.0021)	$(.0021)	$(.0021)	$(.0021)
Net Tangible Book Value After this Offering	$.0038	$.006	$.0085	$.0104
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	$.0043	$.0065	$.0090	$.0109
Immediate Dilution per Share to New Investors	$.022	$.020	$.017	$.0154

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PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our Mr Sangha and Mr. Wolf to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to him for any Shares that they sell.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Mr. Sangha and Mr. Wolf, our officers and director, will sell the shares on behalf of the Company, and they intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Neither Mr. Sangha nor Mr. Wolf will register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.

Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officer and director is not, nor will he be at the time of her participation in the offering, an associated person of a broker- dealer; and

d.	Our officer and our director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

(A)	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

(B)	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

(C)

has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i)(a)(4)(iii) Our officers, director, control person and affiliates of same do not intend to purchase any shares in this offering.

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TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.025 per share until the completion of this offering.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Barrel Energy Inc.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 70,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share..

COMMON STOCK

The holders of our common stock

(i)	have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

(ii)	are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii)	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

PREFERRED STOCK

No shares of preferred stock have been issued.  Any preferred stock would have such rights, preferences and limitations as approved by our Board of Directors in the Designation establishing a  series of preferred stock.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

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CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to September 30, 2014 have been audited by MaloneBailey, LLP. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

Frederick C. Bauman, Esq. of the Bauman & Associates Law Firm has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Barrel Energy Inc. was incorporated in the State of Nevada on January 27, 2014. We were formed to engage in the exploration, development and production of oil and natural gas in North America.

Barrel Energy Inc. is an oil and gas company with a focus on assets located in North America. Currently the company holds oil & gas leases in Alberta, Canada and its strategy is to exploit high impact and development oil plays and liquids-rich deep basin gas plays through the development of its asset base. The company currently holds interest in 2560 acres of oil & gas leases known as the Bison Property. Our near term business strategy is to conduct exploration activities on the Bison Property as laid out in more detail in the "Description of Property” section with the end goal being to achieve positive results during our exploration activities, we believe we will be able to either develop the Bison Property to commercial production and achieve positive cash flow.

The Bison property is located in the Province of Alberta, Canada and is comprised of four sections of interest land totalling (2,560 acres) which includes one suspended gas well in the Gilwood member of the Middle Devonian Watt Mountain Formation. The acreage is located in north western Alberta in an area called the Peace River Arch (PRA), which is  a deep positive structural feature caused by mountain building to the west. It is one of only a few largescale tectonic elements in the Western Canada Sedimentary Basin that has significantly disturbed the Phanerozoic cover of the craton. The structure has influenced the location of oil and gas accumulations in strata ranging from the Middle Devonian to the Upper Cretaceous, and has long been a focus of hydrocarbon exploration in the region.

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The Peace River Arch has already established facilities for natural gas gathering and compression facilities that can be accessed based on Barrel Energy’s needs. Although the Peach River Arch region boasts well established infrastructure weather conditions do play a role in our ability to access the Bison property. For instance the need to helicopter in equipment and or human resources may arise based on location or weather conditions.

Geology:

The Bison property is located in the Province of Alberta, Canada and is comprised of four sections of interest land (2,560 acres) which includes one suspended gas well in the Gilwood member of the Middle Devonian Watt Mountain Formation. The acreage is located in north western Alberta in an area called the Peace River Arch (PRA), which is a deep positive structural feature caused by mountain building to the west. Sediments shed from the Arch, during deposition were deposited in abundance in braided channels, fluvial stream channels and shallow marine environments, which created numerous hydrocarbon reservoirs in the area. Sediments were thickest adjacent to the emergent Arch with sands in of up to 180 feet in total thickness deposited in the braided channel systems coming off the structural highland. Thicknesses decreased to the east away from the source rock ultimately terminating some 75 miles east from the PRA. The Gilwood member at Bison shows approximately 7 feet of gas pay over water in the Gilwood formation and was perforated between 1468.5m and 1470.5m.

Land tenure:

The Bison leases were acquired through a private oil & gas company with an effective date of September 1, 2014. A total of 4 oil & gas leases located in Alberta, Canada were acquired totaling 2,520 acres, as follows:

Agreement	Lands / Rights	Assigned Working Interest (WI)	Encumbrances

P&NG Lease 124394A	T95 R15 W5M WSM: 11 Petroleum and natural gas to base of Gilwood formation	51%	Crown S / S royalty

P&NG Lease 124394A	T95 R15 W5M WSM: 13, 14 Petroleum and natural gas to base of Gilwood formation	51%	Crown S / S royalty 8% nonconvertible gross overriding royalty (GORR) on 51% of production (paid by Barrel Energy Inc)

P&NG Lease 0503120270	T95 R15 W5M WSM: 13, 14 Petroleum and natural gas to base of Gilwood formation	85% before payout (BPO) 51% after payout (APO)	Crown S / S royalty 12% convertible gross overriding royalty (GORR) on 85% of production (paid by Barrel Energy Inc)

There is one well on the property, Invasion ELM Bison 10-15-95-15WSM. UWI 102/10-15-095-15W5/00. Currently the well is shut-in.

The Bison Leases were acquired pursuant to an Agreement of Purchase and Sale with Geo Fin Consulting Inc., which was an assignee of Elm Energy Management, Ltd., the original lessee.  Pursuant to an operating agreement entered into by Elm Energy Management Ltd., Invasion Energy Inc. was designated as the operator.  Invasion Energy Inc. subsequently amalgamated into Canadian Forest Oil Ltd., which later changed its corporate name to Lone Pine Resources Canada Ltd.

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Disclosure of Oil and Gas Operations:

Reserves:

The Company did not have any reserves at December 31, 2014 . Accordingly, you may not reasonably assume that the Company has any reserves on its  leases.

Production:

The Company has had not production from inception (January 27, 2014) through December 31, 2014. Following is a table showing production data from inception (January 27, 2014) through December 31, 2014:

Average Sales Price		Average Production Cost	Net Production (less royalties)
2014		2014	2014
Oil per BOE	Gas per BOE*	Oil and Gas per BOE**	Oil BOE's	Gas BOE's*

0	0	0	0	0

Productive Wells and Acreage as of December 31, 2014:

The Company had no producing wells at end of the fiscal year December 31, 2014.

# of Producing Wells (Gross/Net)		Gross/ Net Developed Acres-Productive		Gross/ Net Developed Acres
Oil	Gas	Oil	Gas	Oil	Gas

0	0	0 / 0	0 / 0	0	0 / 0

Developed Acreage as at December 31, 2014:

The Company’s holds an interest in -0- total gross developed acres and -0- total net developed acres; “gross acres” means acres in which the Company has a working interest and “net acres” means the Company’s aggregate working interest in the gross acres. There is one non producing well on the property.

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Undeveloped Acreage as at December 31,  2014:

As at December 31, 2014 Barrel holds a total of 2,520 total gross undeveloped acres that it acquired in September, 2014. This acreage relates to the Bison leases described above.

Drilling Activity:

The Company acquired these properties in September, 2014. The Company has not yet done any drilling on the leases.

Present Activities:

There are no present wells being drilled. As of the date of this report, Barrel management is planning its initial exploration activities at the property.

Delivery Commitments:

The Company does not have any delivery commitments or any short or long term contractual obligations.

Marketing:

We currently do not conduct any marketing activities. We do not believe that any marketing activities will be necessary to conduct operations following on any of the properties described above. Lone Pine is currently the operation of the Bison property and will be responsible for the marketing. Should we take on the operatorship of the property then on the responsibilities would be the marketing of the oil & gas products. At this time, we have no plans for becoming an operator.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

Given the highly competitive nature of the oil & gas sector and our company being a new exploration stage company we face competition from numerous competitors within in the industry. We compete with junior and senior oil and gas companies, independent producers and institutional and individual investors who are actively seeking to acquire oil and gas properties throughout North America. Competition for the acquisition of oil and gas interests is strong with many oil and gas leases available in a competitive bidding process in which we may lack the financial and technological information or expertise to compete with all competitors.

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Our competitor oil and gas companies with which we compete for financing and for the acquisition of oil and gas properties have greater financial and technical resources than those available to us. These competitors may be able to spend greater amounts on acquiring oil and gas interests of merit or on exploring or developing their oil and gas properties. This advantage could enable our competitors to acquire oil and gas properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. The potential for this competition could adversely impact our ability to attain the financing necessary for us to acquire further oil and gas interests or explore and develop our current or future oil and gas properties.

In addition we compete with other junior oil and gas companies for financing from a limited number of investors that are prepared to invest in companies such as ours, and this may limit our ability to raise future capital. In addition, we compete with both junior and senior.

oil and gas companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, helicopters, float planes, oil and gas exploration supplies and drill rigs.

SOURCES AND AVAILABILITY OF PRODUCTS; DEPENDENCE ON ONE OR A FEW MAJOR SUPPLIERS

There are numerous providers of geological and exploration services in Alberta, such as seismic and drilling. We will not be dependent on one or a few suppliers.

PATENTS AND TRADEMARKS

We do not have any proprietary products. We currently have no patents or trademarks for our company name or brand name

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS

Not applicable.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will also be subject to regulation by the Alberta Energy Regulator (AER). We will be required to apply to the AER to obtain drilling permits for wells on our Bison leases.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

The oil and natural gas industry is subject to provincial and federal environmental regulations. Such legislation provides for restrictions and prohibitions on the release or emission of various substances produced in association with certain oil and natural gas operations. In addition, such legislation requires that well and facility sites are abandoned and reclaimed to the satisfaction of provincial authorities. Compliance with such legislation can require significant expenditures and breach of such requirements may result in the suspension or revocation of necessary licenses and authorizations, civil liability for pollution damage, and the imposition of material fines and penalties.

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Our operations are subject to numerous laws relating to environmental protection. These laws impose substantial penalties for any pollution resulting from our operations. We believe that our operations substantially comply with applicable environmental laws. The main governing body, Alberta Energy Regulator (AER) ensures the safe, efficient, orderly, and environmentally responsible development of hydrocarbon resources over their entire life cycle. This includes allocating and conserving water resources, managing public lands, and protecting the environment while providing economic benefits for all Albertans. In 2013 the AER became a new organization and began taking on regulatory functions related to energy development that were previously held by Alberta Environment and Sustainable Resource Development (ESRD). The and the AER is the single regulator of energy development in Alberta—from application and exploration, construction and development, to abandonment, reclamation, and remediation.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have two employees, of which Gurminder Sangha acts as our Chief Executive Officer and Jurgen Wolf acts as Chief Financial Officer. We do not have any employment agreements.

Emerging Growth Company Status under the JOBS Act

Barrel Energy Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”). The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

II	The first fiscal year after its annual revenues exceed $1 billion;

II	The first fiscal year after the fifth anniversary of its IPO;

II	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

II	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

II	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

II

Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

II	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

II	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive anoutside auditor's attestation regarding the issuer's internal controls.

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Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

II	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

II	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

II

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

II

The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

II	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

II	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DESCRIPTION OF PROPERTY

Our operations are currently being conducted out of the premises at 14890 66a Ave., Surrey, B.C. V3S 9Y6 Canada. Mr. Sangha makes these premises available to us rent-free. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

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LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

•	toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time. We intend to appoint a stock transfer agent following the completion of this offering.

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FINANCIAL STATEMENTS

Our fiscal year end is September 30. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception, January 27, 2014, to September 30, 2014 can be found on page F-1.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have generated no revenue since inception and have incurred $22,141 in expenses through September 30, 2014.

The following table provides selected financial data about our company for the period from the date of incorporation through September 30, 2014. For detailed financial information, see the financial statements included in this prospectus.

Item 2. Financial Information

SUMMARY FINANCIAL DATA

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of September 30, 2014
Balance Sheet
Total Assets	$55,542
Total Liabilities	$68,299
Stockholders’ Deficit	$(12,757)

As of September 30, 2014
Income Statement
Revenue	$--
Total Operating Expenses	$(20,208)
Total Other Expense	$(1,933)
Foreign currency translation	$395
Net Loss	$(21,746)

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As of December 31, 2014
Balance Sheet
Total Assets	$68,264
Total Liabilities	$89,192
Stockholders’ Deficit	$(20,928)

Three Months Ended December 31, 2014
Income Statement
Revenue	$--
Total Operating Expenses	$8,877
Total Other Expense	$1,095
Net Loss	$(9,972)

The assets of the Company consist of $1,770 in cash and oil lease of $53,772. The Company does not have any revenue from inception to September 30, 2014. General and administrative costs were $20,208. Other income and expense totaled $1,538 consisting of interest of $1,105, currency loss of $828 and a foreign currency translation adjustment of $395. Comprehensive loss as of September 30, 2014 was $21,746.

As of December 31, 2014 assets of the Company consist of $16,668 in cash and oil lease of $51,596. The Company does not have any revenue from inception to December 31, 2014 General and administrative costs were $6,286. Other income and expense totaled $2,591 consisting of interest of 1,1980, currency loss of $611 and a foreign currency translation adjustment of $1,095 Comprehensive loss as of December 31, 2014 of $9,972.

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

PLAN OF OPERATION

We intend to raise $200,000 through the sale of our common stock in order to implement our business plan for the upcoming 12 months. Our initial exploration plan calls for $25,500. If the initial exploration is successful, we plan to undertake a second phase of exploration. We anticipate that the second phase of exploration will cost approximately $175,500 and we will need to raise additional capital in order to carry out this activity. There can be no assurance that the initial stage of exploration activity will provide positive results or that we will be able to raise the capital required to undertake the planned second stage. Since the inception of Barrel Energy Inc., we have been involved primarily in organizational and acquisition activities. We have raised some initial capital, primarily used to acquire the Bison Property. We anticipate undertaking exploration activity on Bison by spring of 2015.

Our short term business strategy is to conduct exploration activities on the Bison Property laid out in more detail below in addition to raise sufficient capital to carry out these activities. If achieve positive results during our exploration activities, we believe we will be able to either develop the Bison Property to the point of commercial production.

Barrel Energy’s long term strategy calls for the acquisition of additional property rights throughout North America and the undertaking of exploration activities on those properties. Both our short term and long term strategies are dependent on the ability to raise further capital and there can be no assurance that we will be able to raise such capital.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Description	Fees	Fees	Fees	Fees
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Offering Expenses	$14,500	$14,500	$14,500	$14,500
Exploration Expenses	$25,500	$75,500	$125,500	$175,500

Total	$50,000	$100,000	$150,000	$200,000

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The expenditures for initial exploration activities of $25,500 are as follows:

Exploration	Cost
Geological, Geophysical, Geochemical, Field Mapping - 2 Geologists @ $1,500/day X 4 days	$12,000
Well Site Location & Environmental Study	$5,500
Initial Engineering & Preliminary Drill Locations	$2,000
Travel & Lodging	$5,000
Administrative & Communications	$1,000
TOTAL	$25,500

If this initial phase provides us with positive results, we will undertake a second phase of exploration in an attempt to delineate an oil and gas reserve on our property. This second phase will cost approximately $175,500 and we will need additional capital in order to carry out this plan. The proposed second step of exploration on the Bison Property is as follows:

Exploration	Cost
3D Seismic Line Over Prospect Area	$90,000
Identify Priority Drill Targets/ Permitting Procedure	$20,000
Secure Water/Location work, Contractor, Site Preparation	$20,000
Reclamation Well Assessment	$25,000
Project Administration	$7,500
Third Party Contractor Services	$7,500
Administration & Communication	$5,500
TOTAL	$175,500

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What will the money be spent on if 25% is sold?

- Assessment of geology of all oil & leases.

What will the money be spent on if 50% is sold?

- Completion of 2D seismic over all oil & gas leases with preliminary drill targets and completion of 2D seismic over preliminary drill targets.

What will the money be spent on if 75% is sold?

- Completion of 3D seismic over all oil & gas leases.

LIQUIDITY REQUIREMENTS

At September 30, 2014 we had $1,770 of cash. Our cash needs have so far been met by proceeds from sale of common stock to our officers and directors, as well as loans from Mr. Sangha, who has no obligation to continue funding our operations. We plan to meet our cash needs during the 12 month start-up process from proceeds of the Offering and, if necessary, through a private placement of debt or equity securities by a FINRA-registered broker / dealer. As of this date, we have had no discussions concerning a private placement, nor do we have an agreement with any broker / dealer.

GOING CONCERN

In our audited financial statements as of September 30, 2014 we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Mr. Sangha and Mr. Wolf were each selected as our Directors based on their business and financial experience in the natural resources and oil / gas sectors.

31

The name, address, age and position of our officers and director is set forth below:

Name and Address	Age	Position(s)
Gurminder Sangha	36	President,
14890 66a Ave.		Chief Executive Officer,
Surrey, BC V3S 2W4 Canada		Director

Jurgen Wolf	79	Chief Financial Officer,
1206 - 588 Broughton St		Director
Vancouver, BC V6G 3E3

Our Directors Gurminder Sangha and Jurgen Wolf have each held their offices/positions since the inception of our Company and are expected to hold said offices / positions until the next annual meeting of our stockholders. The officers listed are our only officers and control persons.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTOR

Gurminder Sangha, 36, President and CEO:

From  June 2006 to June 2007 Mr. Sangha was a Marketing Consultant for Brahm Capital Corp.  He was a Corporate Communications Manager for Global Catalyst Group from June 2007 to November 2009. Mr. Sangha has served as a board member on the  TSXVenture listed companies referred to in the following table in the oil & gas and mining and exploration industries . While serving as a board member his duties include  corporate finance, business development activities, and governance. Mr. Sangha is on the board of Rockbridge Resources which is an active oil and gas company currently producing 100 barrels a day. His previous positions included the following  positions with Scotiabank.   From January 2002 to March 2004, Mr. Sangha was a Personal Banking Officer at Scotiabank and, from March 2004 to June 2006, he was a Senior Relations Representative.  Mr. Sangha holds a Bachelor of Commerce degree.

Gurminder Sangha:

Name of Employer	Principal Business Activitiy	Principal Occupation	From				To
			M		Y		M		Y
Verona Development Corp	Oil & Gas Exploration	Director and Member of Audit Committee	0	2	1	0	PRESENT
Majestic Gold Corp	Precious Metals Exploraiton & Production	Director and Member of Audit Committee	0	4	1	0	0	3	1	3
Global Hunter Corp	Precious Metals Exploration	Director and Member of Audit Committee	0	4	1	0	0	8	1	4
Rockbridge Resources	Oil & Gas Exploration / Production	Director	1	2	1	3	PRESENT

Jurgen Wolf , 79, CFO:

Mr. Wolf has been involved in the oil and gas industry for more than 15 years, assisting public companies with investor relations and administration. Mr. Wolf was educated in Germany and immigrated to Canada in 1953. From 1958 to 1982 he operated and owned precast concrete factories in Calgary and Vancouver as General Manager and Secretary / Treasurer of P. Kruger Concrete Products.   From 1982 to 2002 he operated and owned J.A. Wolf Projects, Ltd., a commercial construction company. Mr. Wolf was President and a director of former US Oil and Gas Resources Inc., which amalgamated to form Petrichor Energy Inc. in 2005. He served as Secretary of Mont Blanc Resources from September 2003 to March 2005.  Mr. Wolf was CFO of Emerick Resources Corp from April 2007 to February 2010.  From October 2012 to present he has been President of Curlew Lake Resources Inc.   Mr. Wolf is a director of several public companies as set forth in the following table.

Jurgen Wolf:

Name of Employer	Principal Business Activitiy	Principal Occupation	From				To
			M		Y		M		Y
Verona Development Corp	Oil & Gas Exploration	Director and Member of Audit Committee	0	2	1	0	PRESENT
Majestic Gold Corp	Precious Metals Exploraiton & Production	Director and Member of Audit Committee	0	4	1	0	0	3	1	3
Global Hunter Corp	Precious Metals Exploration	Director and Member of Audit Committee	0	4	1	0	0	8	1	4
Rockbridge Resources	Oil & Gas Exploration / Production	Director	1	2	1	3	PRESENT

In February, 2014 the Company issued a total of 10,000,000 shares of common stock to Mr. Gurminder Sangha for cash at $0.001 per share for a total of $10,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a) of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

32

EXECUTIVE COMPENSATION

Currently, our officers and directors are serving without compensation. They are reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total

Gurminder Sangha President CEO	2013	0	0	0	0	0	0	0	0

Jurgen Wolf Secretary	2014	0	0	0	0	0	0	0	0

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Uneamed Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Unites Of stock That Hvae not Vested (#)	Market Value of Shares or Unites of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Uneamed Shares, Units or Ohter Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Uneamed Shares, Unites or Other Rights That Have Not Vested (#)

Gurminder Sangha	0	0	0	0	0	0	0	0	0

Jurgen Wolf	0	0	0	0	0	0	0	0	0

33

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Stock Salary ($)	Option Bonus ($)	Plan Awards ($)	Non-Equity Incentive Compensation Awards ($)	Non-qualified Deferred All Other Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Gurminder Sangha, CEO	2013	0	0	0	0	0	0	0	0

Jurgen Wolf, Secretary	2014	0	0	0	0	0	0	0	0

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We do not have an employment agreement in place with either Mr. Sangha or Mr. Wolf.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Name of	Number of Shares	Percentage	Percentage
Title of Class	Beneficial Owner [1]	Before Offering	Before Offering	After Offering

Common Stock	Gurminder Sangha	10,000,000	100%	55.55%

Common Stock	Jurgen Wolf	0	0	0%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 10,000,000 shares have been issued to the existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act,. Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our shareholders will not be permitted to use Rule 144 if we are deemed to be a shell company. It is our view that we are not a shell company but, instead, a start-up company as we have a definite business plan and substantial assets in the form of our Bison oil and gas leases and associated personal property.

34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February, 2014 the Company issued a total of 10,000,000 shares of common stock to Mr. Gurminder Sangha for cash at $0.001 per share for a total of $10,000.

Mr. Sangha has loaned us funds for operations. The loan is unsecured, noninterest bearing and due on demand. The balance due to the Mr. Sangha was $2,800 as of September 30, 2014. He is under no obligation to continue lending us money.

Mr. Sangha provides our office facilities at zero ($-0-) rent per month.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

35

BARREL ENERGY INC

Financial Statements

For Periods Ended September 30, 2014 (Audited) and December 31, 2014 (Unaudited)

36

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Barrel Energy, Inc.

Surrey, British Columbia, Canada

We have audited the accompanying balance sheet of Barrel Energy Inc. (the “Company”) as of September 30, 2014, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from January 27, 2014 (inception) through September 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barrel Energy Inc. as of September 30, 2014, and the results of its operations and its cash flows for the period from January 27, 2014 (inception) through September 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Barrel Energy, Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 14, 2014

F-1

BARREL ENERGY INC

BALANCE SHEETS

	December 31, 2014	September 30, 2014
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$16,668	$1,770

Total current assets	16,668	1,770

Oil lease - unproved	51,596	53,772
Total assets	$68,264	$55,542

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accrued interest	$2,981	$1,084
Convertible note payable-related party	2,408	--

Total current liabilities	5,389	1,084

Convertible note payable	83,803	67,215
Total liabilities	89,192	68,299

Stockholders’ equity (deficit):
Common stock, $0.001 par value,75,000,000 authorized, 10,000,000 issued and outstanding	8,599	8,989
Accumulated other comprehensive income (loss)	1,490	395
Accumulated deficit	(31,017)	(22,141)
Total stockholders’ deficit	(20,928)	(12,757)

Total liabilities and stockholder equity	$68,264	$55,542

 The accompanying notes are an integral part of these audited financial statements.

F-2

BARREL ENERGY INC

STATEMENTS OF OPERATIONS

	Three Months Ended December, 31, 2014	Period Form January 27, 2014 through September 30, 2014
	(Unaudited)

Operating expenses:
General and administrative expense	$6,286	$20,208
Loss from operations	(6,286)	(20,208)

Other income (expense)
Interest expense	(1,980)	(1,105)
Currency loss	(611)	(828)
Total other income (expense)	(2,591)	(1,933)

Net loss	$(8,877)	$(22,141)

Foreign currency translation adjustment	1,095	395

Comprehensive (loss)	(9,972)	(21,746)

	$(0.00)	$(0.00)

Weighted average number of shares outstanding, basic and diluted	10,000,000	10,000,000

The accompanying notes are an integral part of these audited financial statements

F-3

BARREL ENERGY INC

STATEMENT OF STOCKHOLDERS’ DEFICIT

			Additional			Total
	Common Stock		Paid-In	Accumulative	Currency	Stockholders’
	Shares	Amount	Capital	Deficit	Translation	Deficit

Inception- January 27, 2014	--	$--	$--	$--	$--	$--
Founder shares issued for cash	10,000,000	8,989	--	--	--	8,989
Change due to currency translation	--	--	--	--	395	395
Net loss	--	--	--	(22,141)	--	(22,141)

Balance - September 30,2014	10,000,000	$8,989	$--	$(22,141)	395	$(12,757)
Change due to currency translation	--	(390)	--	--	1,095	705
Net loss	--	--	--	(8,877)	--	(8,877)

Balance – December 31, 2014 (Unaudited)	10,000,000	$8,599	$--	$(31,018)	$1,490	$(20,929)

The accompanying notes are an integral part of these audited financial statements.

F-4

BARREL ENGERGY INC

STATEMENTS OF CASH FLOWS

	Three Months Ended December 31, 2014	For Period Ended September 30, 2014
	Unaudited
Cash flows from operating activities:
Net loss	$(8,877)	$(22,141)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Comprehensive gain loss	1,785	--
Changes in operating assets and liabilities:
Accrued interest	1,897	1,084
Net cash used in operating activities	(5,195)	(21,057)

Cash flows used in investing activities:
Investment in oil lease	--	(53,772)
Net cash used in investing activities	--	(53,772)

Cash flows from financing activities:
Proceeds from sale of common stock	--	8,989
Proceeds from convertible note payable-related party	2,408	--
Proceeds from convertible note payable	16,590	67,215
Net cash provided by (used in) financing activities	18,998	76,204

Effects of currency translation	1,095	395

Net increase (decrease) in cash	14,898	1,770
Cash – beginning of year	1,770	--
Cash – end of year	$16,668	$1,770

SUPPLEMENT DISCLOSURES:
Interest paid	$--	$--
Income taxes paid	$--	$--

The accompanying notes are an integral part of these audited financial statements.

F-5

BARREL ENERGY INC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

Barrel Energy Inc (Barrel) was incorporated on January 27, 2014 under the laws of the State of Nevada.  The Company was formed to invest in producing oil and gas properties. On September 26, 2014 the Company leased a non-producing oil and gas property in the province of Alberta, Canada.

NOTE 2 – ACCOUNTING POLICIES

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on September 30.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Oil and Gas Policy

The Company is in the process of exploring its unproved oil and natural gas properties and has not yet determined whether these properties contain reserves that are economically recoverable. The recoverability of amounts shown for oil and natural gas properties is dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying oil and gas leases, the ability of the Company to obtain necessary financing to complete their exploration and development and future profitable production or sufficient proceeds from the disposition thereof. The Company is, therefore, unable to estimate when these costs will be included in the amortization computation.

Unevaluated oil and natural gas properties are reviewed on an annual basis for impairment.

Property and equipment

Property and equipment are carried at the cost of acquisition and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance is expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

F-6

Foreign currency translation

The Company’s functional and reporting currency is in U.S. dollars. The consolidated financial statements of the Company are translated to U.S. dollars in accordance with SFAS No. 52, “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value.

Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. The Company’s significant estimates include the fair value of common stock issued for services.  Actual results could differ from those estimates.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board) Accounting Standards Codification 740, Accounting for Income Taxes.  It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties.The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities.

The Company classifies penalties and interest related to unrecognized tax benefits as income tax expense in the Consolidated Statements of Operations.

Basic and diluted net loss per share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. Diluted loss per share calculations includes the dilutive effect of common stock. Basic and diluted net loss per share is the same due to the absence of common stock equivalents.

F-7

Recent Accounting Pronouncements

Because the Company has been recently reorganized and has not yet transacted any business, the new accounting standards have no significant impact on the financial statements and related disclosures.  As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has no assets and an accumulated deficit as of September 30, 2014 and December 31, 2014. The Company has not established any source of revenue to cover its operating costs. These factors raise substantial doubt about the company’s ability to continue as a going concern. The Company will engage in very limited activities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 – RELATED PARTY

On December 1, 2014 the Company issued US$2,408 (CAD$2,800) convertible note for cash to a related party. The note bears interest at 5% and matures on December 31, 2015. The note, plus accrued interest, is convertible by the holder, in part or whole, until the date of maturity into common stock of the Company at CAD 2.5 cents ($0.025) per share.

NOTE 5 – INCOME TAXES

At September 30, 2014, the Company had a federal net operating loss carry forward of approximately $22,141, which expires in varying amounts in 2034.

Components of net deferred tax assets, including a valuation allowance, are as follows at:

	December 31, 2014	September 30, 2014
Deferred tax assets:

Total deferred tax assets	$10,856	$7,749
Less: Valuation Allowance	$10,856	(7,749)

Net Deferred Tax Assets	$--	$--

F-8

In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2014.

NOTE 6 – COMMON STOCK

On January 27, 2014 the Company issued 10,000,000 founders shares to an officer of the Company for $8,989 (CAD $10,000) in cash as of September 30, 2014.

NOTE 7 – OIL AND GAS LEASE

On September 26, 2014 the Company purchased a producing oil property lease for USD $53,772 (CAD $60,000) in the province of Alberta, Canada. The lease consists of land and rights leases T95 R15 W5M 11,13,14,15 for well Invasion Elm Bison 10-15-95-15W5M. The working interest is 51% of net production. As of September 30, 2014 and December 31, 2014 the property had not recorded any production and its reserves were unproven.

NOTE 8 – CONVERTIBLE NOTE

On July 1, 2014 the Company issued a USD $67,215 (CAD $75,000) convertible note for cash. The note bears an interest rate of 9.5% and matures on December 31, 2015. The note, plus accrued interest, is convertible by the holder, in part or whole, until the date of maturity into common stock of the Company at CAD one cent ($0.01) per share.

On October 23, 2014, the Company issued a USD $20,000 (CAD $22,454) convertible note for cash. The note bears an interest rate of 9.5% and matures on December 31, 2016. The note, plus accrued interest, is convertible by the holder, in part or whole, until the date of maturity into common stock of the Company at CAD one cent ($0.01) per share.

On December 1, 2014 the Company issued US$2,408 (CAD$2,800) convertible note for cash to a related party. The note bears interest at 5% and matures on December 31, 2015. The note, plus accrued interest, is convertible by the holder, in part or whole, until the date of maturity into common stock of the Company at CAD 2.5 cents ($0.025) per share.

As of December 31, 2014 the convertible debt outstanding was US $86,209 plus accrued interest of US $2,981 for a total liability of $89,189.

F-9

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL _____________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

37

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

SEC Fee	$23
Legal and Professional Fees	$6,500
Other General and Administrative Expense	$4,000
Accounting and auditing	$4,000
Transfer Agent fees	$500
EDGARization	$477
TOTAL	$14,500

ITEM 14. INDENINIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his or her position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

In February, 2014 the Company issued a total of 10,000,000 shares of common stock to Gurminder Sangha for cash at $0.001 per share for a total of $10,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

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ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit	Description

3.1	Articles of Incorporation

3.2	Bylaws

5.1	Legal opinion of Frederick C. Bauman, Esq.

10.1	Agreement of Purchase and Sale dated September 26, 2014 between Geo Fin Consulting Inc. and Barrel Energy Inc. *

10.2	Convertible Note dated July 1, 2014

10.3	Subscription Agreement

10.4	Sangha Note

10.5	Operator Agreement

23.1	Consent of Independent Auditor for 09/30/2014 audit *

23.3	Consent of Counsel (included in Exhibit 5.1)

________________

* Filed herewith

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ITEM 17. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

 i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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5.  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. Any portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action,suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on April 28,  2015.

Barrel Energy Inc.,
Registrant

By:	/s/ Gurminder Sangha
Gurminder Sangha, President, Principal Executive Officer and Director

By:	/s/ Jurgen Wolf
Jurgen Wolf, Principal Financial Officer, Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gurminder Sangha	Principal Executive Officer	April 28, 2015
Gurminder Sangha

/s/ Jurgen Wolf	Principal Financial Officer	April 28, 2015
Jurgen Wolf

/s/ Jurgen Wolf	Principal Accounting Officer	April 28, 2015
Jurgen Wolf

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